EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock of Aditxt, Inc., and that this agreement may be included as an exhibit to such joint filing. Each of the undersigned acknowledges that each shall be responsible for the timely filing of such filing and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other person, except to the extent that such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of June 11, 2026.

By: /s/ Sandie Gong
Name: Sandie Gong
Title: Self

By: /s/ Devon Xu
Name: Devon Xu
Title: Self